EXHIBIT 10.2

                           EMPLOYMENT AGREEMENT

    AMENDED AND RESTATED AGREEMENT by and between MORTON INTERNATIONAL, INC. (the "Company") and William E. Johnston, Jr. (the "Executive"), dated as of the 22nd day of March, 1990.

    The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Amended and Restated Agreement.


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    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

    1. Certain Definitions. (a) The "Change of Control Date" shall be the first date during the Change of Control Period on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and the Company has terminated the Executive's employment (other than under circumstances which would constitute Cause or Disability (as such terms are defined below)) or the Executive has terminated his employment under circumstances which would constitute Good Reason (as defined below) if such termination occurred the day after the Change of Control Date, and if it is reasonably demonstrated by the Executive (i) that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) that the Company's actions otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

    (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on


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each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

    2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Com-


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pany, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by a corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of subsection (c) of this Section 2 are satisfied; or

    (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


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    (c) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or


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indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

    (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then benefically owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to


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such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

    3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Change of Control Date and ending on the third anniversary of such date (the "Employment Period").


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    4. Terms of Employment.  (a) Position and Duties.  (i) During the
Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date and (B) the Executive's services shall be performed at the location (the "Principal Business Location") where the Executive was employed immediately preceding the Change of Control Date or at any office or location which does not result in a material increase in the distance or time of commutation between the Executive's place of primary residence at the Change of Control Date and the Executive's Principal Business Location, or materially adversely affect the mode of such commutation.

    (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not


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be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Change of Control Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change of Control Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

    (b) Compensation and Employment. (i) Base Salary. During the Employment Period, the Executive shall receive in accordance with the Company's payroll practices at the Change of Control Date an annual base salary ("Annual Base Salary"), at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Change of Control Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least


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annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies but in no event shall the annual increase in Base Salary be less than a percentage at least equal to the increase, if any, in the cost-of-living shown on the Consumer Price Index for the area in which the Principal Business Location is located, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding twelve-month period (or, if no such Consumer Price Index is then published, any successor index thereto). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" includes (i) any company controlled by, controlling or under common control with the Company and (ii) with respect to any period or part of a period prior to July 1, 1989, the Company's predecessor, Morton Thiokol, Inc.

    (ii) Bonus. (A) In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year


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beginning or ending during the Employment Period, an annual bonus (the
"Annual Bonus") in cash at least equal to the highest annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus paid or payable (including any amount subject to a deferral election) to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Change of Control Date occurs (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

    (B) In addition to Annual Base Salary and the Annual Bonus, the Executive shall be paid, for each fiscal year beginning or ending during the Employment Period, a long-term bonus (the "Long-Term Bonus") in cash at least equal to the average long-term incentive bonus (the "Recent Long-Term Bonus") paid or payable to the Executive by the Company and its affiliated companies under the Company's Long-Term Incentive Compensation Plan (or any predecessor or successor plan thereto including pursuant to performance unit awards granted under the Morton Thiokol, Inc. 1985


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Stock Option and Performance Unit Plan) (the "LTIP") in respect of the last three completed performance cycles ending with the performance cycle ending in the fiscal year preceding the fiscal year in which the Change of Control Date occurs (or, if less, in respect of the number of completed performance cycles for which the Executive has received a long-term bonus). If the Executive was not a participant in the LTIP in one of such cycles, but is, at the Change of Control Date, a participant in the LTIP, the Recent Long-Term Bonus shall be equal to the amount payable to such Executive under the LTIP upon a Change of Control (as defined in the LTIP), divided by the number of performance cycles in which the Executive was participating at such time. For the fiscal year in which the Change of Control Date occurs and for the next two fiscal years, any such payment may be reduced (but not below zero) by the amount actually paid upon the Change of Control (as defined in the LTIP) to the Executive under the terms of the LTIP with respect to the performance cycle that otherwise would have ended in such fiscal year. Each such Long-Term Bonus shall be paid pursuant to a plan which has three-year performance cycles and is otherwise substantially similar to the LTIP and shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Long-Term Bonus is awarded, unless the Executive shall elect to defer the receipt of such Long-Term Bonus.


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    (iii) Incentive, Savings and Retirement Plans.  In addition to Annual
Base Salary, Annual Bonus and Long-Term Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive, savings and retirement benefits opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Change of Control Date.

    (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of the Company and its affiliated


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companies, but in no event shall such plans, practices, policies and programs provide benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Change of Control Date.

    (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

    (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits including, without limitation, club memberships and annual physicals, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect at any time


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thereafter with respect to other peer executives of the Company and its affiliated companies.

    (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, to exclusive personal secretarial and other assistance, and to a Company-provided car, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

    (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies with similar lengths of service.

    5. Termination of Employment.  (a) Death or Disability.  The
Executive's employment shall terminate auto-


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matically upon the Executive's death during the Employment Period.  If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Change of Control Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

    (b) Cause. The Company may terminate the Executive's employment during the Employment Period for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and


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intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the Executive of a felony involving moral turpitude. For purposes of this Section 5(b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (i), (ii), or (iii) of the second sentence of this Section 5(b) and specifying the particulars thereof in detail.


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    (c) Good Reason.  The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means

        (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;


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        (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

        (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

    For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Change of Control Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

    (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12
(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other


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than the date of receipt of such notice, specifies the termination date
(which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

    (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Change of Control Date, as the case may be.

    6. Obligations of the Company upon Termination. (a) Death. If the Executive's employment terminates by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this


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Agreement, other than the following obligations: (i) the Executive's
Annual Base Salary through the Date of Termination, to the extent not theretofore paid, (ii) any amount payable to the Executive pursuant to 4(b)(ii) hereof in respect of the most recently completed fiscal year, to the extent not theretofore paid, (iii) if the Change of Control Date occurred after the end of the most recently completed fiscal year and no Annual Bonus was paid to the Executive in respect of such period, an amount equal to the Recent Annual Bonus, (iv) the product of the greater of the Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) to the Executive for the most recently completed fiscal year during the Employment Period, if any, or the Recent Annual Bonus (such greater amount hereafter referred to as the "Highest Annual Bonus") and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (v) for each performance cycle under the LTIP or any successor thereto which has commenced on or after the Change of Control Date, the product of the greater of the Long-Term Bonus paid or payable to the Executive for the most recently completed performance cycle during the Employment Period, if any, or the Recent Long-Term Bonus (such


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greater amount hereafter referred to as the "Greater Long-Term Bonus")
and a fraction, the numerator of which is the number of days which have elapsed in the performance cycle through the Date of Termination, and the denominator of which is 1095, and (vi) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the amounts described in paragraphs (i) through (vi) hereof are hereinafter referred to as "Accrued Obligations"). All Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their families.


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    (b) Disability.  If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Change of Control Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families.

    (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obliga-


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tions to the Executive other than the obligation to pay to the
Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive and accrued vacation pay, in each case to the extent theretofore unpaid.

    (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate employment under this Agreement for Good Reason:

        (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the amounts described in paragraphs A, B and C, below, less the amount described in paragraph D:

            A. the product of (x) three and (y) the sum of (i) Annual Base Salary, (ii) the Highest Annual Bonus and (iii) the Greater Long-Term Bonus; and

            B. all Accrued Obligations; and

            C. a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit under the Morton International, Inc. Pension Plan and the Morton
        International, Inc.


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        Excess Pension Plan as in effect on the Change of Control Date or any successor plan which provides more favorable benefits to the Executive (the "Retirement Plans") which the Executive would receive if the Executive's employment continued at the compensation level provided for in Sections 4(b)(i) and 4(b)(ii) of this Agreement for three years, assuming for this purpose that all accrued benefits are fully vested, and (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plans; less

            D. the sum of the following amounts calculated for each performance cycle under the LTIP with respect to which a payment was made under the terms of the LTIP as a result of the Change of Control (as defined in the LTIP): the product of (x) the number of days (but not less than zero) that would have remained in such cycle as of the Date of Termination if the Change of Control (as defined in the LTIP) had not occurred divided by 1095 and (y) the amount paid upon the Change of Control under the terms of the LTIP with respect to such cycle; and

        (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) and (vi) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable to other peer executives and their families during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families. For purposes of determining the Executive's age and length of service at the time of his termination of employment in order to determine eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have terminated employment on the last day of such period; provided, however, that the Executive shall be entitled to the more favorable of the retiree benefits in effect on the Date of Termination or the retiree benefits in effect on the date that would have been the last date of the Employment Period if the Executive had remained employed.

    7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

    8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, from time to time promptly upon invoice, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest or controversy (regardless of the outcome thereof and whether or not litigation is involved) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to
Section 9 of this Agreement).

    9. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving (or has, during the three years preceding the Effective Date, served) as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the

Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

        (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

        (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund

(together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

    10. Confidential Information. (a) During the period of his employment hereunder, the Executive shall not, without the written consent of the Chief Executive Officer, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, any material confidential information obtained by him while in the employ of the Company or Morton Thiokol, Inc. with respect to any of the products, improvements, formulas, designs or styles, processes, customers, methods of distribution or methods of manufacture of the Company or Morton Thiokol, Inc., the disclosure of which he knows will be ma-terially damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. For the period ending two years following the Date of Termination, the Executive shall not disclose any confidential information of the type described above except as determined by him to be reasonably necessary in connection with any business or activity in which he is then engaged.

    (b) Any and all inventions made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the Company or Morton Thiokol, Inc., which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company or any of its subsidiaries or affiliates, will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company and shall be the Company's exclusive property as against the Executive, and the Executive will promptly deliver to an appropriate executive officer of the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid.

    (c) The Executive will, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive under Section 10(b) above or to vest in the Company title to such inventions as against the Executive, provided, however, that the expense of securing any such patent will be borne by the Company.

    (d) The foregoing provisions of this Section 10 shall be binding upon the Executive's heirs, successors and legal representatives.

    (e) In no event shall an asserted violation of the provisions of this
Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

    (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:
                    -------------------
                    Home address as currently shown
                    on Human Resources Department
                    records of Executive's business unit.

                    If to the Company:
                    -----------------
                    Morton International
                    110 North Wacker Drive
                    Chicago, Illinois  60606-1560

                    Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

    (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

    (g) Anything in this Agreement to the contrary notwithstanding, the Executive and the Company acknowledge that the employment of the Executive by the Company is "at will", and, except as provided in Section 1 hereof, prior to the Change of Control Date, the employment of the Executive may be terminated by either the Executive or the Chief Executive Officer of the Company at any time. Upon a termination of the Executive's employment prior to the Change of Control Date, except as provided in Section I hereof, there shall be no further rights under this Agreement.

    (h) This Agreement shall supercede and replace the Employment Agreement dated February 27, 1989 by and between the Executive and the Company.

    IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                  /s/ William E. Johnston, Jr.
                                  ----------------------------------------
                                      William E. Johnston, Jr.


                                  MORTON INTERNATIONAL, INC.


                                  By: /s/ C. S. Locke
                                      ------------------------------------
                                          C. S. Locke
                                          Chairman and Chief Executive
                                          Officer